The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted

Subject to completion dated May 4, 2021

Pricing supplement To prospectus dated April 8, 2020, prospectus supplement dated April 8, 2020 and product supplement no. 4-II dated November 4, 2020	Registration Statement Nos. 333-236659 and 333-236659-01 Dated May , 2021 Rule 424(b)(2)
JPMorgan Chase Financial Company LLC
Structured Investments	$ Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks due May 25, 2022 Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

General

•	The notes are designed for investors who seek exposure to the performance of the J.P. Morgan Consumer Recovery Basket of 49 unequally weighted Reference Stocks, reduced by the Basket Adjustment Factor. The Basket is comprised of Reference Stocks of 49 U.S.-listed companies that may benefit from a positive performance of the consumer discretionary sector during the term of the notes.
•	Investors should be willing to forgo interest and dividend payments and, if the Basket declines or if the Ending Basket Level does not exceed the Starting Basket Level by approximately 1.0101%, be willing to lose some or all of their principal amount at maturity.
•	The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
•	Minimum denominations of $10,000 and integral multiples of $1,000 in excess thereof

Key Terms

Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Basket:	The Basket is comprised of Reference Stocks of 49 U.S.-listed companies (each, a “Reference Stock” and collectively, the “Reference Stocks”). The Bloomberg ticker symbol, issuers of the Reference Stocks, the relevant exchange on which it is listed, the Stock Weight and the Initial Stock Price of each Reference Stock are set forth under “The Basket” on page PS-1 of this pricing supplement. Despite its name, there is no guarantee that the Basket will actually provide exposure to companies that exhibit positive consumer recovery characteristics.
Payment at Maturity:

Payment at maturity will reflect the performance of the Basket, subject to the Basket Adjustment Factor. Accordingly, at maturity, you will receive an amount per $1,000 principal amount note calculated as follows:

$1,000 × (1 + Basket Return) × Basket Adjustment Factor

Because the Basket Adjustment Factor is 99.00%, you will lose some or all of your principal amount at maturity if the Basket Return is less than a positive return of approximately 1.0101%. In no event will the Payment at Maturity be less than zero. For more information on how the Basket Adjustment Factor can impact your payment at maturity, please see “What Is the Total Return on the Notes at Maturity, Assuming a Range of Performances for the Basket?” in this pricing supplement.

Basket Return:	(Ending Basket Level – Starting Basket Level) Starting Basket Level
Basket Adjustment Factor:	99.00%
Starting Basket Level:	Set equal to 100 on the Pricing Date
Ending Basket Level:	The arithmetic average of the closing levels of the Basket on the Ending Averaging Dates
Closing Level of the Basket:

On any Ending Averaging Date, the closing level of the Basket will be calculated as follows:

100 × [1 + sum of (Stock Return of each Reference Stock × Stock Weight of that Reference Stock)]

A level of the Basket may be published on the Bloomberg Professional® service (“Bloomberg”) under the Bloomberg ticker “JPPBCRE1”. Any levels so published are for informational purposes only and are not binding in any way with respect to the notes. Although that level may appear under that Bloomberg ticker during the term of the notes, any such level may not be the same as the closing level of the Basket determined by the calculation agent for each Ending Averaging Date. You will not have any rights or claims, whether legal or otherwise, relating to any information regarding that level (whether displayed on Bloomberg or elsewhere) with respect to the notes.

Stock Return:	With respect to each Reference Stock, on each Ending Averaging Date: (Final Stock Price – Initial Stock Price) Initial Stock Price
Initial Stock Price:	With respect to each Reference Stock, the closing price of one share of that Reference Stock on the Pricing Date, as specified in “The Basket” on page PS-1 of this pricing supplement.
Final Stock Price:	With respect to each Reference Stock, on any Ending Averaging Date, the closing price of one share of that Reference Stock on that Ending Averaging Date
Stock Adjustment Factor:	With respect to each Reference Stock, the Stock Adjustment Factor is referenced in determining the closing price of one share of that Reference Stock and is set initially at 1.0 on the Pricing Date. The Stock Adjustment Factor of each Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting that Reference Stock. See “The Underlyings — Reference Stocks — Anti-Dilution Adjustments” and “The Underlyings — Reference Stocks — Reorganization Events” in the accompanying product supplement for further information.
Pricing Date:	On or about May 7, 2021
Original Issue Date:	On or about May 12, 2021 (Settlement Date)
Ending Averaging Dates*:	May 16, 2022, May 17, 2022, May 18, 2022, May 19, 2022 and May 20, 2022
Maturity Date*:	May 25, 2022
CUSIP:	48129KBD1
*	Subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

Investing in the notes involves a number of risks. See “Risk Factors” beginning on page PS-12 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-5 of this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public (1)	Fees and Commissions (2)	Proceeds to Issuer
Per note	$1,000	$	$
Total	$	$	$
(1)	See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2)	J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to other affiliated or unaffiliated dealers. In no event will these selling commissions exceed $7.50 per $1,000 principal amount note. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

If the notes priced today, the estimated value of the notes would be approximately $984.00 per $1,000 principal amount note. The estimated value of the notes, when the terms of the notes are set, will be provided in the pricing supplement and will not be less than $970.00 per $1,000 principal amount note. See “The Estimated Value of the Notes” in this pricing supplement for additional information.

The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Additional Terms Specific to the Notes

You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes, of which these notes are a part, and the more detailed information contained in the accompanying product supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” section of the accompanying product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. 4-II dated November 4, 2020: https://www.sec.gov/Archives/edgar/data/19617/000095010320021467/crt_dp139322-424b2.pdf
•	Prospectus supplement and prospectus, each dated April 8, 2020: https://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

The Basket

The issuer of each Reference Stock, Bloomberg ticker symbol and the relevant exchange on which each Reference Stock is listed and the Stock Weight and the Initial Stock Price of each Reference Stock are set forth below.

Reference Stock Issuer/Reference Stock		Bloomberg Ticker Symbol	Relevant Exchange	Stock Weight	Initial Stock Price*
The Gap, Inc.	Common stock, par value $0.05 per share	GPS UN	The New York Stock Exchange	2.726957%
L Brands, Inc.	Common stock, par value $0.50 per share	LB UN	The New York Stock Exchange	2.576116%
PulteGroup, Inc.	Common shares, par value $0.01 per share	PHM UN	New York Stock Exchange	2.480837%
Tapestry, Inc.	Common stock, par value $0.01 per share	TPR UN	New York Stock Exchange	2.403264%
Whirlpool Corporation	Common stock, par value $1.00 per share	WHR UN	Chicago Stock Exchange and New York Stock Exchange	2.363071%
Caesars Entertainment, Inc.	Common stock, par value $0.00001 per share	CZR UW	NASDAQ Stock Market	2.355030%
Dave & Buster's Entertainment, Inc.	Common stock, par value $0.01 per share	PLAY UW	NASDAQ Global Select Market	2.353996%
Norwegian Cruise Line Holdings LTD.	Ordinary shares, par value $0.001 per share	NCLH UN	The New York Stock Exchange	2.350985%
Burlington Stores, Inc.	Common stock, par value $0.0001 per share	BURL UN	New York Stock Exchange	2.350963%
Fortune Brands Home & Security, Inc.	Common stock, par value $0.01 per share	FBHS UN	New York Stock Exchange	2.333760%
United Airlines Holdings, Inc.	Common stock, par value $0.01 per share	UAL UW	The Nasdaq Stock Market LLC	2.308668%
Southwest Airlines Co.	Common stock, par value $1.00 per share	LUV UN	New York Stock Exchange	2.305816%
Advance Auto Parts, Inc.	Common stock, par value $0.0001 per share	AAP UN	New York Stock Exchange	2.279406%
American Express Company	Common shares, par value $0.20 per share	AXP UN	New York Stock Exchange	2.277211%
MGM Resorts International	Common stock, par value $0.01 per share	MGM UN	New York Stock Exchange	2.217341%
Royal Caribbean Cruises LTD	Common stock, par value $0.01 per share	RCL UN	New York Stock Exchange	2.208527%
Alaska Air Group, Inc.	Common stock, par value $0.01 per share	ALK UN	New York Stock Exchange	2.202375%

JPMorgan Structured Investments —	PS-1
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

Reference Stock Issuer/Reference Stock		Bloomberg Ticker Symbol	Relevant Exchange	Stock Weight	Initial Stock Price*
Newell Brands Inc.	Common stock, par value $1.00 per share	NWL UW	Nasdaq Stock Market LLC	2.176012%
Restaurant Brands International Inc.	Common shares, no par value	QSR UN	New York Stock Exchange	2.162032%
MasterCard Incorporated	Class A common stock, par value $0.0001 per share	MA UN	New York Stock Exchange	2.153838%
Expedia Group, Inc.	Common stock, par value $0.0001 per share	EXPE UW	The Nasdaq Global Select Market	2.145441%
Visa Inc.	Class A common stock, par value $0.0001 per share	V UN	New York Stock Exchange	2.128699%
General Motors Company	Common stock, par value $0.01 per share	GM UN	New York Stock Exchange	2.093144%
McDonald's Corporation	Common stock, par value $0.01 per share	MCD UN	New York Stock Exchange	2.090941%
Booking Holdings Inc.	Common stock, par value $0.008 per share	BKNG UW	The NASDAQ Global Select Market	2.082226%
Starbucks Corporation	Common stock, par value $0.001 per share	SBUX UW	Nasdaq Global Select Market	2.081091%
Ross Stores, Inc.	Common stock, par value $0.01 per share	ROST UW	Nasdaq Global Select Market	2.078359%
Target Corporation	Common stock, par value $0.0833 per share	TGT UN	New York Stock Exchange	2.066044%
Wynn Resorts, Limited	Common stock, par value $0.01 per share	WYNN UW	Nasdaq Global Select Market	2.043823%
The Coca-Cola Company	Common stock, par value $0.25 per share	KO UN	New York Stock Exchange	2.028685%
Constellation Brands, Inc.	Class A common stock, par value $0.01 per share	STZ UN	New York Stock Exchange	2.027330%
Dollar General Corporation	Common stock, par value $0.875 per share	DG UN	New York Stock Exchange	2.020179%
Delta Air Lines, Inc.	Common stock, par value $0.0001 per share	DAL UN	New York Stock Exchange	2.017249%
Las Vegas Sands Corp.	Common stock, par value $0.001 per share	LVS UN	New York Stock Exchange	2.006986%
Five Below, Inc.	Common stock, par value $0.01 per share	FIVE UW	The NASDAQ Stock Market LLC	1.992593%
The TJX Companies, Inc.	Common stock, par value $1.00 per share	TJX UN	New York Stock Exchange	1.983474%
Lithia Motors, Inc.	Class A common stock, no par value	LAD UN	The New York Stock Exchange	1.978139%
Ulta Beauty, Inc.	Common stock, par value $0.01 per share	ULTA UW	The NASDAQ Global Select Market	1.970138%
Nordstrom, Inc.	Common stock, no par value	JWN UN	New York Stock Exchange	1.943007%
The Walt Disney Company	Common stock, par value $0.01 per share	DIS UN	New York Stock Exchange	1.939534%
Ford Motor Company	Common stock, par value $0.01 per share	F UN	New York Stock Exchange	1.926409%
Best Buy Co., Inc.	Common stock, par value $0.10 per share	BBY UN	New York Stock Exchange	1.900038%
lululemon athletica inc.	Common stock, par value $0.005 per share	LULU UW	Nasdaq Global Select Market	1.899209%
Uber Technologies, Inc.	Common stock, par value $0.00001 per share	UBER UN	New York Stock Exchange	1.771249%
MGM Growth Properties LLC	Class A shares, no par value	MGP UN	New York Stock Exchange	1.276034%
American Axle & Manufacturing Holdings	Common stock, par value $0.01 per share	AXL UN	New York Stock Exchange	1.100429%
Hostess Brands, Inc.	Class A common stock, par value $0.0001 per share	TWNK UR	The Nasdaq Stock Market LLC	1.050705%
Cedar Fair, L.P.	Depositary units, no par value	FUN UN	New York Stock Exchange	1.008508%
Reynolds Consumer Products Inc.	Common stock, par value $0.001 per share	REYN UW	Nasdaq Global Select Market	0.764133%

*The Initial Stock Price of each Reference Stock will be provided in the pricing supplement.

JPMorgan Structured Investments —	PS-2
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

What Is the Total Return on the Notes at Maturity, Assuming a Range of Performances for the Basket?

The following table and examples illustrate the hypothetical total return or payment at maturity on the notes. The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount note to $1,000. Each hypothetical total return or payment at maturity set forth below reflects the Basket Adjustment Factor of 99.00% and the Starting Basket Level of 100. Each hypothetical total return or payment at maturity set forth below is for illustrative purposes only and may not be the actual total return or payment at maturity applicable to a purchaser of the notes. The numbers appearing in the following table and examples have been rounded for ease of analysis.

Ending Basket Level	Basket Return	Total Return
200.0000	100.00000%	98.0000%
190.0000	90.00000%	88.1000%
180.0000	80.00000%	78.2000%
170.0000	70.00000%	68.3000%
150.0000	50.00000%	48.5000%
140.0000	40.00000%	38.6000%
130.0000	30.00000%	28.7000%
120.0000	20.00000%	18.8000%
110.0000	10.00000%	8.9000%
105.0000	5.00000%	3.9500%
101.0101	1.01010%	0.0000%
100.5000	0.50000%	-0.5050%
100.0000	0.00000%	-1.0000%
95.0000	-5.00000%	-5.9500%
90.0000	-10.00000%	-10.9000%
80.0000	-20.00000%	-20.8000%
70.0000	-30.00000%	-30.7000%
60.0000	-40.00000%	-40.6000%
50.0000	-50.00000%	-50.5000%
40.0000	-60.00000%	-60.4000%
30.0000	-70.00000%	-70.3000%
20.0000	-80.00000%	-80.2000%
10.0000	-90.00000%	-90.1000%
0.0000	-100.00000%	-100.0000%

Hypothetical Examples of Amount Payable at Maturity

The following examples illustrate how the payment at maturity in different hypothetical scenarios is calculated.

Example 1: The level of the Basket increases from the Starting Basket Level of 100.00 to an Ending Basket Level of 105.00. Because the Ending Basket Level of 105.00 is greater than the Starting Basket Level of 100.00 and the Basket Return is 5.00%, the investor receives a payment at maturity of $1,039.50 per $1,000 principal amount note, calculated as follows:

$1,000 × (1 + 5.00%) × 99.00% = $1,039.50

Example 2: The level of the Basket increases from the Starting Basket Level of 100.00 to an Ending Basket Level of 100.50. Although the Ending Basket Level of 100.50 is greater than the Starting Basket Level of 100.00 and the Basket Return is 0.50%, because of the negative effect of the Basket Adjustment Factor, the investor receives a payment at maturity of $994.95 per $1,000 principal amount note, calculated as follows:

$1,000 × (1 + 0.50%) × 99.00% = $994.95

Example 3: The level of the Basket decreases from the Starting Basket Level of 100.00 to an Ending Basket Level of 50.00. Because the Ending Basket Level of 50.00 is less than the Starting Basket Level of 100.00 and the Basket Return is
-50.00%, the investor receives a payment at maturity of $495.00 per $1,000 principal amount note, calculated as follows:

$1,000 × (1 + -50.00%) × 99.00% = $495.00

The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

JPMorgan Structured Investments —	PS-3
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

Selected Purchase Considerations

•	UNCAPPED INVESTMENT EXPOSURE TO THE PERFORMANCE OF THE BASKET — The notes provide uncapped exposure to the performance of the Basket, subject to the Basket Adjustment Factor. Because the notes are our unsecured and unsubordinated obligations, the payment of which is fully and unconditionally guaranteed by JPMorgan Chase & Co., payment of any amount on the notes is subject to our ability to pay our obligations as they become due and JPMorgan Chase & Co.’s ability to pay its obligations as they become due.
•	RETURN LINKED TO AN UNEQUALLY WEIGHTED BASKET OF 49 REFERENCE STOCKS — The return on the notes is linked to the performance of an unequally weighted Basket that consists of 49 Reference Stocks as set forth under “The Basket” on page PS-1 of this pricing supplement.
•	TAX TREATMENT — You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-II. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Latham & Watkins LLP, regarding the material U.S. federal income tax consequences of owning and disposing of notes.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the notes as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, subject to the possible application of the “constructive ownership” rules, the gain or loss on your notes should be treated as long-term capital gain or loss if you hold your notes for more than a year, whether or not you are an initial purchaser of notes at the issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the notes could be materially and adversely affected. For example, the IRS could seek to treat you as the beneficial owner of the underlying securities for U.S. federal income tax purposes, in particular with respect to Cedar Fair L.P. In that event, you could be required to file tax returns in the jurisdictions in which Cedar Fair L.P. is doing business, including U.S. federal returns (even if you are a non-U.S. investor) and to recognize your allocable share of the taxable income earned by the entity (which, if you are a non-U.S. investor, could be subject to U.S. federal income tax). Moreover, if you are a Non-U.S. Holder, you could potentially be subject to a 10% withholding tax on a portion of the amount realized when you sell or exchange a note (including redemption at maturity). You should consult your tax advisor as to the possibility and the tax consequences in that event.

Even if the notes are treated as open transactions that are not debt instruments, the notes could be treated in whole or in part as “constructive ownership transactions” within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the notes that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over your holding period for the notes. Our special tax counsel has not expressed an opinion with respect to whether or to what extent the constructive ownership rules might apply to the notes. Accordingly, U.S. Holders should consult their tax advisers regarding the potential application of the constructive ownership rules.

In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice. As discussed in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (or a lower rate under an applicable treaty) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities, even in cases where the derivatives do not provide for payments explicitly linked to dividends. Moreover, the applicable Treasury regulations generally require a “look through” of certain partnerships that own stock of U.S. corporations. Accordingly, the applicable Treasury regulations can deem non-U.S. investors to be receiving dividend equivalents in respect of those underlying U.S. stocks even if no payments on the notes are directly traceable to any such dividends. Each such linked U.S. stock and U.S. stock owned by an applicable partnership is an “Underlying Security”. Section 871(m) generally applies to notes that substantially replicate the economic performance of one or more Underlying Securities, as determined upon issuance, based on tests set forth in the applicable Treasury regulations (a “Specified Security”). We intend to treat the notes as Specified Securities and therefore as being subject to Section 871(m). Under the applicable Treasury regulations, the dividend equivalent amount is calculated using a formula that is based on the actual dividends paid with respect to the Underlying Securities (subject to certain assumptions), even if these dividends are not explicitly reflected in determining any payment on the note. We have estimated the implicit dividend equivalent amounts relating to all Underlying Securities with respect to a note as set forth in the table in Annex A. We

JPMorgan Structured Investments —	PS-4
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

will treat these amounts as payable on the dates set forth in the table in Annex A. If you are a non-U.S. Holder, you should expect withholding agents to withhold 30% (or a lower rate under the dividend provision of an applicable income tax treaty) of the estimated implicit dividend equivalent amounts from your payment at maturity, if not sooner, based on the payment schedule listed in the table in Annex A. Furthermore, if you sell or otherwise dispose of the notes prior to maturity, you should expect withholding agents to withhold 30% (or lower rate under the dividend provision of an applicable income tax treaty) of any estimated implicit dividend equivalent amounts that have accrued on the notes and that have not already been withheld on. We will not provide any further information concerning the actual dividend equivalent amounts, which may differ from our estimated implicit dividend equivalent amounts. You should consult your tax adviser regarding the application of these rules.

Our determinations (including with respect to the dividend equivalent amount) are generally binding on you, but are not binding on the IRS, and the IRS may disagree with our determinations. Section 871(m) is complex and its application may depend on your particular circumstances. You should consult your tax adviser regarding the application of Section 871(m) to the notes.

Withholding under legislation commonly referred to as “FATCA” may (if the notes are recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the notes, as well as to payments of gross proceeds of a taxable disposition, including redemption at maturity, of a note although under recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply to payments of gross proceeds (other than any amount treated as interest). You should consult your tax adviser regarding the potential application of FATCA to the notes.

We will not pay any additional amounts with respect to any withholding tax.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the Basket or any of the Reference Stocks. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement.

Risks Relating to the Notes Generally

•	YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes do not guarantee any return of your principal. The amount payable at maturity, if any, will reflect the performance of the Reference Stocks, subject to a reduction by the Basket Adjustment Factor. Because the Basket Adjustment Factor reduces the Basket Return, if the Ending Basket Level does not exceed the Starting Basket Level by at least approximately 1.0101%, you will lose some or all of your principal amount at maturity.
•	THE BASKET ADJUSTMENT FACTOR WILL DIMINISH ANY INCREASE IN THE VALUE OF THE BASKET AND MAGNIFY ANY DECLINE IN THE VALUE OF THE BASKET — If the Basket Return is negative or is less than a positive return of approximately 1.0101%, at maturity, you will lose some or all of your principal amount. In addition, the Basket Adjustment Factor will diminish any increase in the value of the Basket and magnify any decline in the value of the Basket. For each 1% that the Ending Basket Level is greater than the Starting Basket Level, the return on your principal amount will increase by less than 1%. In addition, for each 1% that the Ending Basket Level is less than the Starting Basket Level, you will lose more than 1% of your principal amount, provided that the payment at maturity will not be less than zero.

•	CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. — The notes are subject to our and JPMorgan Chase & Co.’s credit risks, and our and JPMorgan Chase & Co.’s credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

•	AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS — As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the notes. If these affiliates do not make payments to us and we fail to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
•	CORRELATION (OR LACK OF CORRELATION) OF THE REFERENCE STOCKS — The notes are linked to an unequally weighted Basket consisting of 49 Reference Stocks. Price movements of the Reference Stocks may or may not be correlated with each other. At a time when the value of one or more of the Reference Stocks increases, the value of the other Reference Stocks may not increase as much or may even decline. Therefore, in calculating the Ending Basket Level, increases in the value of one or more of the Reference Stocks may be moderated, or more than offset, by the lesser increases or declines in the values of the other Reference Stocks. In addition, high correlation of movements in the values of the Reference Stocks during periods of negative returns among the Reference Stocks could have an adverse effect on the payment at maturity on the notes. There can be no assurance that the Ending Basket Level will be higher than the Starting Basket Level.
•	NO OWNERSHIP OR DIVIDEND RIGHTS IN THE REFERENCE STOCKS — As a holder of the notes, you will

JPMorgan Structured Investments —	PS-5
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

not have any ownership interest or rights in any of the Reference Stocks, such as voting rights or dividend payments. In addition, the issuers of the Reference Stocks will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the relevant Reference Stocks and the notes.
•	NO AFFILIATION WITH THE REFERENCE STOCK ISSUERS — We are not affiliated with the issuers of the Reference Stocks. We assume no responsibility for the adequacy of the information about the Reference Stock issuers contained in this pricing supplement. You should undertake your own investigation into the Reference Stocks and their issuers. We are not responsible for the Reference Stock issuers’ public disclosure of information, whether contained in SEC filings or otherwise.
•	NO INTEREST PAYMENTS — As a holder of the notes, you will not receive any interest payments.

Risks Relating to Conflicts of Interest

•	POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent and as an agent of the offering of the notes, hedging our obligations under the notes and making the assumptions used to determine the pricing of the notes and the estimated value of the notes when the terms of the notes are set, which we refer to as the estimated value of the notes. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the notes and the value of the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock issuers, including extending loans to, or making equity investments in, the Reference Stock issuers or providing advisory services to the Reference Stock issuers. In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock issuers, and these reports may or may not recommend that investors buy or hold the Reference Stocks. As a prospective purchaser of the notes, you should undertake an independent investigation of the Reference Stock issuers that in your judgment is appropriate to make an informed decision with respect to an investment in the notes.

Risks Relating to the Estimated Value and Secondary Market Prices of the Notes

•	THE ESTIMATED VALUE OF THE NOTES WILL BE LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF THE NOTES — The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes will exceed the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.
•	THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER FROM OTHERS’ ESTIMATES — The estimated value of the notes is determined by reference to internal pricing models of our affiliates when the terms of the notes are set. This estimated value of the notes is based on market conditions and other relevant factors existing at that time and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions. See “The Estimated Value of the Notes” in this pricing supplement.
•	THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE — The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
•	THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME PERIOD — We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.

JPMorgan Structured Investments —	PS-6
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by JPMS (and which may be shown on your customer account statements).

•	SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE NOTES — Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you. See the immediately following risk consideration for information about additional factors that will impact any secondary market prices of the notes.

The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity. See “— Lack of Liquidity” below.

•	SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS — The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the price of one share of each Reference Stock.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.

Risks Relating to the Basket

•	LIMITED TRADING HISTORY — Certain of the Reference Stocks have limited trading history. On March 20, 2019, The Walt Disney Company acquired all of the outstanding shares of Twenty-First Century Fox, Inc. and TWDC Enterprises 18 Corp. (formerly known as The Walt Disney Company) (“Legacy Disney”), and The Walt Disney Company became the successor SEC registrant to Legacy Disney. The class A shares of MGM Growth Properties LLC commenced trading on the New York Stock Exchange on April 20, 2016, the common stock of Ulta Beauty, Inc. commenced trading on the New York Stock exchange on January 30, 2017, the common stock of Uber Technologies, Inc. commenced trading on the New York Stock Exchange on May 10, 2019, and the common stock of Reynolds Consumer Products Inc. commenced trading on the Nasdaq Global Select Market on January 31, 2020 and therefore each has limited historical performance. Accordingly, historical information for each of these Reference Stocks is available only since the applicable date listed above. Past performance should not be considered indicative of future performance.
•	LACK OF LIQUIDITY — The notes will not be listed on any securities exchange. JPMS intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes.

•	THE ANTI-DILUTION PROTECTION FOR THE REFERENCE STOCKS IS LIMITED AND MAY BE DISCRETIONARY — The calculation agent will make adjustments to the Stock Adjustment Factor for each Reference Stock for certain corporate events affecting that Reference Stock. However, the calculation agent will not make an adjustment in response to all events that could affect each Reference Stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the notes in making these determinations.
•	THE FINAL TERMS AND VALUATION OF THE NOTES WILL BE PROVIDED IN THE PRICING SUPPLEMENT — The final terms of the notes will be based on relevant market conditions when the terms of the notes are set and will be provided in the pricing supplement. In particular, the estimated value of the notes will be provided in the pricing supplement and may be as low as the minimum for the estimated value of the notes set forth on the cover of this pricing supplement. Accordingly, you should consider your potential investment in the notes based on the minimum for the estimated value of the notes.
•	THE INVESTMENT STRATEGY REPRESENTED BY THE BASKET MAY NOT BE SUCCESSFUL — The Basket is comprised of the Reference Stocks of 49 U.S.-listed companies that may benefit from positive performance of the consumer discretionary sector during the term of the note. You should undertake your own investigation into each Reference Stock and its issuer, and you should make your own determination as to the potential performance of the consumer discretionary sector as represented by the Basket of Reference Stock during the term of the note. There can be no assurance that the Basket Return will be positive during the term of the notes. It is possible that the investment strategy represented by the Basket will not be successful and that the level of the Basket and the Basket

JPMorgan Structured Investments —	PS-7
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

Return will be adversely affected. Moreover, there can be no assurance that the Reference Stocks will outperform other U.S.-listed companies that may benefit from positive performance of the consumer discretionary sector.

•	THE REFERENCE STOCKS ARE CONCENTRATED IN THE CONSUMER DISCRETIONARY AND FINANCIALS SECTORS — A substantial portion of the Reference Stocks has been issued by companies whose business is associated with the consumer discretionary or financials sector. Because the value of the notes is determined by the performance of the Basket consisting of the Reference Stocks, an investment in these notes will be concentrated in these sectors. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single positive or negative economic, political or regulatory occurrence affecting these sectors than a different investment linked to securities of a more broadly diversified group of issuers.
•	RISKS ASSOCIATED WITH NON-U.S. SECURITIES WITH RESPECT TO THE COMMON SHARES OF RESTAURANT BRANDS INTERNATIONAL INC., THE COMMON STOCK OF ROYAL CARIBBEAN CRUISES LTD. AND THE ORDINARY SHARES OF NORWEGIAN CRUISE LINE HOLDINGS LTD. — Each of the common shares of Restaurant Brands International Inc., the common stock of Royal Caribbean Cruises Ltd. and the ordinary shares of Norwegian Cruise Line Holdings Ltd. have been issued by a non-U.S. company. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries of the issuers of those non-U.S. equity securities.
•	IN SOME CIRCUMSTANCES, THE PAYMENT YOU RECEIVE ON THE NOTES MAY BE BASED ON THE VALUE OF CASH, SECURITIES (INCLUDING SECURITIES OF OTHER ISSUERS) OR OTHER PROPERTY DISTRIBUTED TO HOLDERS OF A REFERENCE STOCK UPON THE OCCURRENCE OF A REORGANIZATION EVENT — Following certain corporate events relating to a Reference Stock where its issuer is not the surviving entity, a liquidation of a Reference Stock issuer or other reorganization events affect a Reference Stock issuer as described in the accompanying product supplement, a portion of any payment on the notes may be based on the common stock (or other security) of a successor to that Reference Stock issuer or any cash or any other assets distributed to holders of that Reference Stock in the relevant corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes. The specific corporate events that can lead to these adjustments and the procedures for selecting the Exchange Property (as defined in the accompanying product supplement) are described in the accompanying product supplement.

JPMorgan Structured Investments —	PS-8
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

The Basket and the Reference Stocks

Public Information

All information contained in this pricing supplement on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources, without independent verification. Each Reference Stock is registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and is listed on the exchange provided in the table below, which we refer to as the relevant exchange for purposes of that Reference Stock in the accompanying product supplement. Information provided to or filed with the SEC by a Reference Stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided in the table below, and can be accessed through www.sec.gov.

We do not make any representation that these publicly available documents are accurate or complete. We obtained the closing prices below from Bloomberg, without independent verification. The closing prices below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Bloomberg Ticker Symbol	Reference Stock Issuer/Reference Stock		Relevant Exchange	SEC File Number	Closing Price on May 3, 2021
AAP UN	Advance Auto Parts, Inc.	Common stock, par value $0.0001 per share	New York Stock Exchange	001-16797	$201.86
ALK UN	Alaska Air Group, Inc.	Common stock, par value $0.01 per share	New York Stock Exchange	001-8957	$68.69
AXL UN	American Axle & Manufacturing Holdings	Common stock, par value $0.01 per share	New York Stock Exchange	001-14303	$9.60
AXP UN	American Express Company	Common shares, par value $0.20 per share	New York Stock Exchange	001-7657	$154.80
BBY UN	Best Buy Co., Inc.	Common stock, par value $0.10 per share	New York Stock Exchange	001-9595	$117.47
BKNG UW	Booking Holdings Inc.	Common stock, par value $0.008 per share	The NASDAQ Global Select Market	001-36691	$2,440.44
BURL UN	Burlington Stores, Inc.	Common stock, par value $0.0001 per share	New York Stock Exchange	001-36107	$326.73
CZR UW	Caesars Entertainment, Inc.	Common stock, par value $0.00001 per share	NASDAQ Stock Market	001-36629	$96.91
DAL UN	Delta Air Lines, Inc.	Common stock, par value $0.0001 per share	New York Stock Exchange	001-5424	$46.57
DG UN	Dollar General Corporation	Common stock, par value $0.875 per share	New York Stock Exchange	001-11421	$216.57
DIS UN	The Walt Disney Company	Common stock, par value $0.01 per share	New York Stock Exchange	001-38842	$185.51
EXPE UW	Expedia Group, Inc.	Common stock, par value $0.0001 per share	The Nasdaq Global Select Market	001-37429	$174.82
F UN	Ford Motor Company	Common stock, par value $0.01 per share	New York Stock Exchange	001-3950	$11.63
FBHS UN	Fortune Brands Home & Security, Inc.	Common stock, par value $0.01 per share	New York Stock Exchange	001-35166	$107.73
FIVE UW	Five Below, Inc.	Common stock, par value $0.01 per share	The NASDAQ Stock Market LLC	001-35600	$198.83
FUN UN	Cedar Fair, L.P.	Depositary units, no par value	New York Stock Exchange	001-9444	$49.69
GM UN	General Motors Company	Common stock, par value $0.01 per share	New York Stock Exchange	001-34960	$57.15
GPS UN	The Gap, Inc.	Common stock, par value $0.05 per share	The New York Stock Exchange	001-7562	$35.47
JWN UN	Nordstrom, Inc.	Common stock, no par value	New York Stock Exchange	001-15059	$38.88
KO UN	The Coca-Cola Company	Common stock, par value $0.25 per share	New York Stock Exchange	001-02217	$54.48
LAD UN	Lithia Motors, Inc.	Class A common stock, no par value	The New York Stock Exchange	001-14733	$390.22
LB UN	L Brands, Inc.	Common stock, par value $0.50 per share	The New York Stock Exchange	001-8344	$67.63
LULU UW	lululemon athletica inc.	Common stock, par value $0.005 per share	Nasdaq Global Select Market	001-33608	$335.38
LUV UN	Southwest Airlines Co.	Common stock, par value $1.00 per share	New York Stock Exchange	001-7259	$62.15
LVS UN	Las Vegas Sands Corp.	Common stock, par value $0.001 per share	New York Stock Exchange	001-32373	$61.06
MA UN	MasterCard Incorporated	Class A common stock, par value $0.0001 per share	New York Stock Exchange	001-32877	$379.40

JPMorgan Structured Investments —	PS-9
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

Bloomberg Ticker Symbol	Reference Stock Issuer/Reference Stock		Relevant Exchange	SEC File Number	Closing Price on May 3, 2021
MCD UN	McDonald's Corporation	Common stock, par value $0.01 per share	New York Stock Exchange	001-5231	$235.56
MGM UN	MGM Resorts International	Common stock, par value $0.01 per share	New York Stock Exchange	001-10362	$41.26
MGP UN	MGM Growth Properties LLC	Class A shares, no par value	New York Stock Exchange	001-37733	$35.80
NCLH UN	Norwegian Cruise Line Holdings LTD.	Ordinary shares, par value $0.001 per share	The New York Stock Exchange	001-35784	$31.19
NWL UW	Newell Brands Inc.	Common stock, par value $1.00 per share	Nasdaq Stock Market LLC	001-9608	$27.78
PHM UN	PulteGroup, Inc.	Common shares, par value $0.01 per share	New York Stock Exchange	001-9804	$60.33
PLAY UW	Dave & Buster's Entertainment, Inc.	Common stock, par value $0.01 per share	NASDAQ Global Select Market	001-35664	$45.89
QSR UN	Restaurant Brands International Inc.	Common shares, no par value	New York Stock Exchange	001-36786	$70.41
RCL UN	Royal Caribbean Cruises LTD	Common stock, par value $0.01 per share	New York Stock Exchange	001-11884	$87.91
REYN UW	Reynolds Consumer Products Inc.	Common stock, par value $0.001 per share	Nasdaq Global Select Market	001-39205	$30.19
ROST UW	Ross Stores, Inc.	Common stock, par value $0.01 per share	Nasdaq Global Select Market	000-14678	$132.13
SBUX UW	Starbucks Corporation	Common stock, par value $0.001 per share	Nasdaq Global Select Market	000-20322	$115.72
STZ UN	Constellation Brands, Inc.	Class A common stock, par value $0.01 per share	New York Stock Exchange	001-08495	$243.02
TGT UN	Target Corporation	Common stock, par value $0.0833 per share	New York Stock Exchange	001-6049	$211.28
TJX UN	The TJX Companies, Inc.	Common stock, par value $1.00 per share	New York Stock Exchange	001-4908	$72.08
TPR UN	Tapestry, Inc.	Common stock, par value $0.01 per share	New York Stock Exchange	001-16153	$48.54
TWNK UR	Hostess Brands, Inc.	Class A common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC	001-37540	$15.41
UAL UW	United Airlines Holdings, Inc.	Common stock, par value $0.01 per share	The Nasdaq Stock Market LLC	001-06033	$54.46
UBER UN	Uber Technologies, Inc.	Common stock, par value $0.00001 per share	New York Stock Exchange	001-38902	$54.85
ULTA UW	Ulta Beauty, Inc.	Common stock, par value $0.01 per share	The NASDAQ Global Select Market	001-33764	$324.28
V UN	Visa Inc.	Class A common stock, par value $0.0001 per share	New York Stock Exchange	001-33977	$232.61
WHR UN	Whirlpool Corporation	Common stock, par value $1.00 per share	Chicago Stock Exchange and New York Stock Exchange	001-3932	$240.95
WYNN UW	Wynn Resorts, Limited	Common stock, par value $0.01 per share	Nasdaq Global Select Market	000-50028	$128.86

According to publicly available filings of the relevant Reference Stock issuer with the SEC:

•	Advance Auto Parts, Inc. is an automotive aftermarket parts provider in North America, serving both professional installers (“Professional”) and “do-it-yourself” (“DIY”) customers, as well as independently owned operators. They offer brand name, original equipment manufacturer (“OEM”) and private label automotive replacement parts, accessories, batteries and maintenance items for domestic and imported cars, vans, sport utility vehicles and light and heavy duty trucks.
•	Alaska Air Group, Inc. operates two airlines, Alaska Airlines, Inc. and Horizon Air Industries, Inc.
•	American Axle & Manufacturing Holdings, Inc. is a global supplier to the automotive industry that designs, engineers and manufactures driveline and metal forming products.
•	American Express Company is a globally integrated payments company whose principal products and services are credit and charge card products, along with travel and lifestyle related services, offered to customers and businesses around the world.
•	Best Buy Co., Inc. offers computing and mobile phones, consumer electronics, appliances, entertainment and other services.
•	Booking Holdings Inc. connects consumers wishing to make travel reservations with providers of travel services around the world through its online platforms.
•	Burlington Stores, Inc. is a retailer offering customers merchandise, including: women’s ready-to-wear apparel, accessories, footwear, menswear, youth apparel, baby, home, coats, beauty, toys and gifts.
•	Caesars Entertainment, Inc. (formerly known as Eldorado Resorts, Inc.) is a gaming and hospitality company.
•	Delta Air Lines, Inc. provides scheduled air transportation for passengers and cargo throughout the United States and around the world.

JPMorgan Structured Investments —	PS-10
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

•	Dollar General Corporation is a discount retailer offering a broad selection of merchandise, including consumable items, seasonal items, home products and apparel.
•	The Walt Disney Company is an entertainment company with operations in media networks; parks, experiences and products; studio entertainment; and direct-to-consumer and international products. On March 20, 2019, The Walt Disney Company acquired all of the outstanding shares of Twenty-First Century Fox, Inc. and TWDC Enterprises 18 Corp. (formerly known as The Walt Disney Company) (“Legacy Disney”), and The Walt Disney Company became the successor SEC registrant to Legacy Disney.
•	Expedia Group, Inc. is an online travel company that provides travel products and services to leisure and corporate travelers in the United States and abroad as well as various media and advertising offerings to travel and non-travel advertisers.
•	Ford Motor Company designs, manufactures, markets and services a line of Ford cars, trucks, sport utility vehicles, electrified vehicles and Lincoln luxury vehicles, provides financial services through Ford Motor Credit Company LLC, and is pursuing positions in electrification; mobility solutions, including self-driving services; and connected vehicle services.
•	Fortune Brands Home & Security, Inc.is a home and security products company. Fortune Brands Home & Security has three business segments: Plumbing, Outdoors & Security and Cabinets.
•	Five Below, Inc. offers products, most priced at $5 and below with some items up to $10, including select brands and licensed merchandise.
•	General Motors Company designs, builds and sells trucks, crossovers, cars and automobile parts and also provides automotive financing services.
•	Cedar Fair, L.P. is a regional amusement park operator with a portfolio consisting of amusement parks, water parks and complementary resort facilities.
•	The Gap, Inc. is a global apparel retail company that offers apparel, accessories and personal care products for men, women, children and babies under the Old Navy, Gap, Banana Republic, Athleta, Intermix, Janie and Jack and Hill City brands.
•	Nordstrom, Inc. is a fashion retailer offering high-quality brand-name and private label merchandise focused on apparel, shoes, cosmetics and accessories.
•	The Coca-Cola Company is a nonalcoholic beverage company that owns or licenses and markets nonalcoholic beverage brands.
•	Lithia Motors, Inc. is a personal transportation provider offering an array of products and services including new and used vehicles, finance and insurance products and automotive repair and maintenance.
•	L Brands, Inc. operates in the specialty retail business focused on women’s intimate and other apparel, personal care, beauty and home fragrance products.
•	luluemon athletica inc. is principally a designer, distributor, and retailer of healthy lifestyle inspired athletic apparel and accessories.
•	Southwest Airlines Co. is a passenger airline that provides scheduled air transportation in the United States and near-international markets.
•	Las Vegas Sands Corp. is a developer of destination properties that feature accommodations, gaming, entertainment and retail malls, convention and exhibition facilities, restaurants and other amenities.
•	MasterCard Incorporated is a technology company in the global payments industry that connects consumers, financial institutions, merchants, governments, digital partners, businesses and other organizations worldwide, enabling them to use electronic forms of payment instead of cash and checks.
•	McDonald’s Corporation franchises and operates McDonald’s restaurants, which serve a locally-relevant menu of quality food and beverages in 119 countries.
•	MGM Resorts International owns and operates integrated casino, hotel and entertainment resorts.
•	MGM Growth Properties LLC is a publicly traded REITs engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts, whose tenants generally offer diverse amenities including casino gaming, hotel, convention, dining, entertainment and retail offerings.
•	Norwegian Cruise Line Holdings LTD., a Bermudan company, is a global cruise company that operates the Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises brands.
•	Newell Brands Inc. is a consumer goods company with a portfolio of brands, including Rubbermaid®, Paper Mate®, Sharpie®, Dymo®, EXPO®, Parker®, Elmer’s®, Coleman®, Marmot®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Rubbermaid Commercial Products®, Graco®, Baby Jogger®, NUK®, Calphalon®, Contigo®, First Alert®, Mapa®, Spontex® and Yankee Candle®.
•	PulteGroup, Inc. is primarily in the homebuilding business, with mortgage banking operations conducted principally through its subsidiary, Pulte Mortgage LLC, and title and insurance brokerage operations.
•	Dave & Busters’ Entertainment, Inc. owns and operates entertainment and dining venues.
•	Restaurant Brands International Inc., a Canadian company, is a quick service restaurant company that franchises or owns restaurants.
•	Royal Caribbean Cruises LTD., a Liberian company, is a cruise company that controls and operates four global cruise brands: Royal Caribbean International, Celebrity Cruises, Azamara and Silversea Cruises.
•	Reynolds Consumer Products Inc. produces and sells products across three broad categories: cooking products, waste & storage products and tableware.
•	Ross Stores, Inc. operates two brands of off-price retail apparel and home fashion stores.
•	Starbucks Corporation is a roaster, marketer and retailer of specialty coffee.
•	Constellation Brands, Inc. international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy with consumer-connected brands like Corona Extra, Modelo Especial, Robert Mondavi, Kim Crawford, Meiomi, and SVEDKA Vodka.
•	Target Corporation sells an assortment of general merchandise and food.
•	The TJX Companies, Inc. is an off-price apparel and home fashions retailer.
•	Tapestry, Inc. operates in the business of luxury accessories and lifestyle brands.
•	Hostess Brands, Inc. is a packaged food company focused on developing, manufacturing, selling and distributing snack products in North America.
•	United Airlines Holdings, Inc. (formerly known as United Continental Holdings, Inc.) transports people and cargo through its mainline and regional operations.

JPMorgan Structured Investments —	PS-11
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

•	Uber Technologies, Inc. is a technology platform that uses a network, leading technology, operations and product expertise to power movement from point A to point B.
•	Ulta Beauty, Inc. is a beauty retailer in the United States, offering cosmetics, fragrance, skin care products, hair care products and salon services. On January 29, 2017, Ulta Beauty, Inc. implemented a holding company reorganization pursuant to which Ulta Beauty, Inc. became the successor to Ulta Salon, Cosmetics & Fragrance, Inc. (“Ulta Salon”), the formerly publicly traded company and now a wholly owned subsidiary of Ulta Beauty, Inc.
•	Visa Inc. facilitates digital payments across more than 200 countries and territories among a global set of consumers, merchants, financial institutions, businesses, strategic partners and government entities through innovative technologies.
•	Whirlpool Corporation is a kitchen and laundry appliance company.
•	Wynn Resorts, Limited is a designer, developer and operator of integrated resorts featuring hotel rooms, retail space, dining and entertainment options, meeting and convention facilities and gaming.

Historical Information Regarding the Basket and the Reference Stocks

The following graphs show the historical weekly performance of the Basket as a whole from February 7, 2020 through April 30, 2021, as well as the Reference Stocks (other than the common stock of The Walt Disney Company, the class A shares of MGM Growth Properties LLC, the common stock of Ulta Beauty, Inc., the common stock of Uber Technologies, Inc. and the common stock of Reynolds Consumer Products Inc.) from January 4, 2016 through April 30, 2021, the common stock of The Walt Disney Company from March 20, 2019 through April 30, 2021, the class A shares of MGM Growth Properties LLC from April 20, 2016 through April 30, 2021, the common stock of Ulta Beauty, Inc. from January 30, 2017 through April 30, 2021, the common stock of Uber Technologies, Inc. from May 10, 2019 through April 30, 2021 and the common stock of Reynolds Consumer Products Inc. from January 31, 2020 through April 30, 2021. The graph of the historical Basket performance assumes the closing level of the Basket on April 30, 2021 was 100 and the Stock Weights were as specified under “The Basket” in this pricing supplement.

We obtained the various closing prices below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since the commencement of trading of each Reference Stock, the price of that Reference Stock has experienced significant fluctuations. The historical performance of each Reference Stock and the historical performance of the Basket should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of each Reference Stock or the levels of the Basket on the Pricing Date or any Ending Averaging Date. There can be no assurance that the performance of the Basket will result in the return of any of your principal amount.

JPMorgan Structured Investments —	PS-12
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

JPMorgan Structured Investments —	PS-13
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

JPMorgan Structured Investments —	PS-14
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

JPMorgan Structured Investments —	PS-15
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

†The vertical dotted line in the graph indicates March 20, 2019. In the graph, the performance to the left of the vertical dotted line reflects the common stock of Legacy Disney and the performance to the right of the vertical dotted line reflects the common stock of The Walt Disney Company.

JPMorgan Structured Investments —	PS-16
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

JPMorgan Structured Investments —	PS-17
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

JPMorgan Structured Investments —	PS-18
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

JPMorgan Structured Investments —	PS-19
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

JPMorgan Structured Investments —	PS-20
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

JPMorgan Structured Investments —	PS-21
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

JPMorgan Structured Investments —	PS-22
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

JPMorgan Structured Investments —	PS-23
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

JPMorgan Structured Investments —	PS-24
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

JPMorgan Structured Investments —	PS-25
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

JPMorgan Structured Investments —	PS-26
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

†The vertical dotted line in the graph indicates January 30, 2017, which was the first day of trading of Ulta Beauty Inc.. In the graph, the performance to the left of the vertical dotted line reflects the common stock of Ulta Salon and the performance to the right of the vertical dotted line reflects Ulta Beauty Inc.

JPMorgan Structured Investments —	PS-27
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

JPMorgan Structured Investments —	PS-28
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

The Estimated Value of the Notes

The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — The Estimated Value of the Notes Does Not Represent Future Values of the Notes and May Differ from Others’ Estimates” in this pricing supplement.

The estimated value of the notes will be lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the notes. See “Selected Risk Considerations — The Estimated Value of the Notes Will Be Lower Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.

Secondary Market Prices of the Notes

For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — The Value of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.

Supplemental Use of Proceeds

The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “What Is the Total Return on the Notes at Maturity, Assuming a Range of Performances for the Basket?” and “Hypothetical Examples of Amount Payable at Maturity” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Basket and the Reference Stocks” in this pricing supplement for a description of the market exposure provided by the notes.

The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.

JPMorgan Structured Investments —	PS-29
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

Supplemental Plan of Distribution

We expect that delivery of the notes will be made against payment for the notes on or about the Original Issue Date set forth on the front cover of this pricing supplement, which will be the third business day following the Pricing Date of the notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to two business days before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

JPMorgan Structured Investments —	PS-30
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

Annex A

Estimated Dividend Equivalent Amounts

Reference Stock Issuer/Reference Stock		Bloomberg Ticker Symbol	Deemed Payment Date	Expected Dividend Amounts
Advance Auto Parts, Inc.	Common stock, par value $0.0001 per share	AAP UN	July 2, 2021	$0.25
			October 1, 2021	$0.25
			January 7, 2022	$0.25
			April 1, 2022	$0.25
			July 1, 2022	$0.25
			October 7, 2022	$0.25
			January 6, 2023	$0.25
			April 5, 2023	$0.25
			July 7, 2023	$0.25
			October 6, 2023	$0.25
			January 5, 2024	$0.25
			April 5, 2024	$0.25
			July 5, 2024	$0.25
			October 4, 2024	$0.25
			January 3, 2025	$0.25
			April 4, 2025	$0.25
Alaska Air Group, Inc.	Common stock, par value $0.01 per share	ALK UN	March 3, 2022	$0.10
			June 2, 2022	$0.10
			September 1, 2022	$0.10
			December 1, 2022	$0.10
			March 2, 2023	$0.11
			June 1, 2023	$0.11
			August 31, 2023	$0.11
			November 30, 2023	$0.11
			February 29, 2024	$0.12
			May 30, 2024	$0.12
			August 29, 2024	$0.12
			November 29, 2024	$0.12
			February 27, 2025	$0.13
American Axle & Manufacturing Holdings	Common stock, par value $0.01 per share	AXL UN	N/A	$0

JPMorgan Structured Investments —	PS-31
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

American Express Company	Common shares, par value $0.20 per share	AXP UN	May 10, 2021	$0.43
			August 10, 2021	$0.43
			November 10, 2021	$0.46
			February 10, 2022	$0.46
			May 10, 2022	$0.46
			August 10, 2022	$0.46
			November 10, 2022	$0.49
			February 10, 2023	$0.49
			May 10, 2023	$0.49
			August 10, 2023	$0.49
			November 10, 2023	$0.53
			February 9, 2024	$0.53
			May 10, 2024	$0.53
			August 9, 2024	$0.53
			November 12, 2024	$0.53
			February 10, 2025	$0.53
Best Buy Co., Inc.	Common stock, par value $0.10 per share	BBY UN	July 1, 2021	$0.70
			October 5, 2021	$0.70
			January 4, 2022	$0.70
			April 7, 2022	$0.80
			July 7, 2022	$0.80
			October 11, 2022	$0.80
			January 3, 2023	$0.80
			April 6, 2023	$0.90
			July 6, 2023	$0.90
			October 10, 2023	$0.90
			January 2, 2024	$0.90
			April 4, 2024	$0.95
			July 3, 2024	$0.95
			October 8, 2024	$0.95
			January 7, 2025	$0.95
			April 10, 2025	$1.00
Booking Holdings Inc.	Common stock, par value $0.008 per share	BKNG UW	N/A	$0
Burlington Stores, Inc.	Common stock, par value $0.0001 per share	BURL UN	N/A	$0
Caesars Entertainment, Inc.	Common stock, par value $0.00001 per share	CZR UW	N/A	$0

JPMorgan Structured Investments —	PS-32
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

Delta Air Lines, Inc.	Common stock, par value $0.0001 per share	DAL UN	November 26, 2021	$0.10
			March 18, 2022	$0.10
			June 3, 2022	$0.15
			September 7, 2022	$0.15
			November 29, 2022	$0.15
			March 17, 2023	$0.15
			May 30, 2023	$0.20
			August 29, 2023	$0.20
			November 28, 2023	$0.20
			March 15, 2024	$0.20
			June 13, 2024	$0.22
			September 12, 2024	$0.22
			December 12, 2024	$0.22
			March 14, 2025	$0.22
Dollar General Corporation	Common stock, par value $0.875 per share	DG UN	July 20, 2021	$0.39
			October 19, 2021	$0.39
			January 25, 2022	$0.39
			May 3, 2022	$0.42
			July 19, 2022	$0.42
			October 25, 2022	$0.42
			January 24, 2023	$0.42
			May 2, 2023	$0.45
			July 25, 2023	$0.45
			October 24, 2023	$0.45
			January 23, 2024	$0.45
			April 30, 2024	$0.48
			July 23, 2024	$0.48
			October 22, 2024	$0.48
			January 21, 2025	$0.48
The Walt Disney Company	Common stock, par value $0.01 per share	DIS UN	July 30, 2021	$0.00
			January 10, 2022	$0.20
			July 29, 2022	$0.20
			January 13, 2023	$0.20
			July 31, 2023	$0.20
			January 12, 2024	$0.20
			July 26, 2024	$0.20
			January 10, 2025	$0.20

JPMorgan Structured Investments —	PS-33
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

Expedia Group, Inc.	Common stock, par value $0.0001 per share	EXPE UW	September 10, 2021	$0.18
			December 10, 2021	$0.18
			March 24, 2022	$0.19
			June 17, 2022	$0.19
			September 12, 2022	$0.19
			December 8, 2022	$0.19
			March 30, 2023	$0.20
			June 16, 2023	$0.20
			September 11, 2023	$0.20
			December 7, 2023	$0.20
			March 27, 2024	$0.21
			June 13, 2024	$0.21
			September 12, 2024	$0.21
			December 12, 2024	$0.21
Ford Motor Company	Common stock, par value $0.01 per share	F UN	N/A	$0
Fortune Brands Home & Security, Inc.	Common stock, par value $0.01 per share	FBHS UN	June 16, 2021	$0.26
			September 15, 2021	$0.26
			December 15, 2021	$0.26
			March 16, 2022	$0.28
			June 15, 2022	$0.28
			September 15, 2022	$0.28
			December 21, 2022	$0.28
			March 15, 2023	$0.31
			June 21, 2023	$0.31
			September 20, 2023	$0.31
			December 20, 2023	$0.31
			March 20, 2024	$0.34
			June 19, 2024	$0.34
			September 18, 2024	$0.34
			December 18, 2024	$0.34
			March 19, 2025	$0.36
Five Below, Inc.	Common stock, par value $0.01 per share	FIVE UW	N/A	$0
Cedar Fair, L.P.	Depositary units, no par value	FUN UN	September 15, 2021	$0.45
			December 15, 2021	$0.45
			March 15, 2022	$0.45
			June 15, 2022	$0.45
			September 15, 2022	$0.45
			December 15, 2022	$0.45
			March 21, 2023	$0.45
			June 15, 2023	$0.45
			September 15, 2023	$0.45
			December 15, 2023	$0.45
			March 19, 2024	$0.45
			June 17, 2024	$0.45
			September 17, 2024	$0.45
			December 17, 2024	$0.50

JPMorgan Structured Investments —	PS-34
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

General Motors Company	Common stock, par value $0.01 per share	GM UN	September 24, 2021	$0.38
			December 16, 2021	$0.38
			March 18, 2022	$0.38
			June 17, 2022	$0.38
			September 23, 2022	$0.38
			December 22, 2022	$0.38
			March 24, 2023	$0.38
			June 23, 2023	$0.38
			September 22, 2023	$0.38
			December 21, 2023	$0.38
			March 22, 2024	$0.38
			June 21, 2024	$0.38
			September 20, 2024	$0.38
			December 19, 2024	$0.38
The Gap, Inc.	Common stock, par value $0.05 per share	GPS UN	July 28, 2021	$0.2425
			October 27, 2021	$0.2425
			January 26, 2022	$0.2425
			April 27, 2022	$0.2500
			July 27, 2022	$0.2500
			October 26, 2022	$0.2500
			January 25, 2023	$0.2500
			April 26, 2023	$0.2500
			July 26, 2023	$0.2500
			October 25, 2023	$0.2500
			January 31, 2024	$0.2500
			May 1, 2024	$0.2600
			July 30, 2024	$0.2600
			October 29, 2024	$0.2600
			January 31, 2025	$0.2600
			April 30, 2025	$0.2600
Nordstrom, Inc.	Common stock, no par value	JWN UN	December 14, 2021	$0.18
			March 22, 2022	$0.18
			June 14, 2022	$0.18
			September 12, 2022	$0.18
			December 13, 2022	$0.18
			March 21, 2023	$0.18
			June 13, 2023	$0.18
			September 21, 2023	$0.18
			December 12, 2023	$0.18
			March 25, 2024	$0.18
			June 18, 2024	$0.18
			September 16, 2024	$0.18
			December 16, 2024	$0.18

JPMorgan Structured Investments —	PS-35
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

The Coca-Cola Company	Common stock, par value $0.25 per share	KO UN	July 1, 2021	$0.42
			October 1, 2021	$0.42
			December 15, 2021	$0.42
			April 1, 2022	$0.42
			July 1, 2022	$0.42
			October 3, 2022	$0.42
			December 15, 2022	$0.42
			April 3, 2023	$0.42
			July 3, 2023	$0.42
			October 2, 2023	$0.42
			December 15, 2023	$0.42
			April 1, 2024	$0.42
			July 1, 2024	$0.42
			October 1, 2024	$0.42
			December 16, 2024	$0.42
			April 1, 2025	$0.42
Lithia Motors, Inc.	Class A common stock, no par value	LAD UN	May 28, 2021	$0.31
			August 27, 2021	$0.32
			November 26, 2021	$0.32
			March 25, 2022	$0.32
			May 27, 2022	$0.32
			August 26, 2022	$0.33
			November 25, 2022	$0.33
			March 31, 2023	$0.33
			May 26, 2023	$0.33
			August 25, 2023	$0.34
			November 24, 2023	$0.34
			March 22, 2024	$0.34
			May 24, 2024	$0.34
			August 30, 2024	$0.35
			November 29, 2024	$0.35
			March 27, 2025	$0.35

JPMorgan Structured Investments —	PS-36
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

L Brands, Inc.	Common stock, par value $0.50 per share	LB UN	June 18, 2021	$0.15
			September 3, 2021	$0.15
			December 3, 2021	$0.15
			March 4, 2022	$0.15
			June 17, 2022	$0.15
			September 9, 2022	$0.15
			December 9, 2022	$0.15
			March 10, 2023	$0.15
			June 16, 2023	$0.15
			September 7, 2023	$0.15
			December 8, 2023	$0.15
			March 8, 2024	$0.15
			June 14, 2024	$0.15
			September 6, 2024	$0.15
			December 6, 2024	$0.15
			March 6, 2025	$0.15
lululemon athletica inc.	Common stock, par value $0.005 per share	LULU UW	N/A	$0
Southwest Airlines Co.	Common stock, par value $1.00 per share	LUV UN	December 30, 2021	$0.18
			March 24, 2022	$0.18
			June 23, 2022	$0.18
			September 14, 2022	$0.18
			December 29, 2022	$0.20
			March 23, 2023	$0.20
			June 22, 2023	$0.20
			August 31, 2023	$0.20
			December 28, 2023	$0.22
			March 21, 2024	$0.22
			June 20, 2024	$0.22
			September 11, 2024	$0.22
			December 26, 2024	$0.24
			March 20, 2025	$0.24
Las Vegas Sands Corp.	Common stock, par value $0.001 per share	LVS UN	June 30, 2021	$0.40
			September 30, 2021	$0.40
			December 31, 2021	$0.40
			March 31, 2022	$0.42
			June 30, 2022	$0.42
			September 30, 2022	$0.42
			December 30, 2022	$0.42
			March 31, 2023	$0.44
			June 29, 2023	$0.44
			September 29, 2023	$0.44
			December 28, 2023	$0.44
			March 28, 2024	$0.46
			June 27, 2024	$0.46
			September 26, 2024	$0.46
			December 26, 2024	$0.46

JPMorgan Structured Investments —	PS-37
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

MasterCard Incorporated	Class A common stock, par value $0.0001 per share	MA UN	August 6, 2021	$0.44
			November 9, 2021	$0.44
			February 15, 2022	$0.48
			May 6, 2022	$0.48
			August 12, 2022	$0.48
			November 9, 2022	$0.48
			February 14, 2023	$0.53
			May 5, 2023	$0.53
			August 11, 2023	$0.53
			November 9, 2023	$0.53
			February 13, 2024	$0.58
			May 7, 2024	$0.58
			August 9, 2024	$0.58
			November 8, 2024	$0.58
			February 11, 2025	$0.64
			May 7, 2025	$0.64
McDonald's Corporation	Common stock, par value $0.01 per share	MCD UN	June 15, 2021	$1.29
			September 15, 2021	$1.29
			December 15, 2021	$1.33
			March 15, 2022	$1.33
			June 15, 2022	$1.33
			September 15, 2022	$1.33
			December 15, 2022	$1.37
			March 15, 2023	$1.37
			June 15, 2023	$1.37
			September 15, 2023	$1.37
			December 15, 2023	$1.41
			March 15, 2024	$1.41
			June 17, 2024	$1.41
			September 17, 2024	$1.41
			December 16, 2024	$1.45
			March 17, 2025	$1.45

JPMorgan Structured Investments —	PS-38
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

MGM Resorts International	Common stock, par value $0.01 per share	MGM UN	June 15, 2021	$0.0025
			September 15, 2021	$0.0025
			December 15, 2021	$0.0025
			March 15, 2022	$0.0025
			June 15, 2022	$0.0075
			September 15, 2022	$0.0075
			December 15, 2022	$0.0075
			March 15, 2023	$0.0075
			June 15, 2023	$0.0150
			September 15, 2023	$0.0150
			December 15, 2023	$0.0150
			March 15, 2024	$0.0150
			June 14, 2024	$0.0300
			September 16, 2024	$0.0300
			December 16, 2024	$0.0300
			March 17, 2025	$0.0300
MGM Growth Properties LLC	Class A shares, no par value	MGP UN	July 15, 2021	$0.4900
			October 15, 2021	$0.4925
			January 14, 2022	$0.4950
			April 14, 2022	$0.4975
			July 14, 2022	$0.5000
			October 14, 2022	$0.5025
			January 13, 2023	$0.5050
			April 14, 2023	$0.5075
			July 13, 2023	$0.5100
			October 13, 2023	$0.5125
			January 16, 2024	$0.5150
			April 15, 2024	$0.5175
			July 15, 2024	$0.5200
			October 15, 2024	$0.5225
			January 15, 2025	$0.5250
Norwegian Cruise Line Holdings LTD.	Ordinary shares, par value $0.001 per share	NCLH UN	N/A	$0

JPMorgan Structured Investments —	PS-39
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

Newell Brands Inc.	Common stock, par value $1.00 per share	NWL UW	June 15, 2021	$0.23
			September 14, 2021	$0.23
			December 14, 2021	$0.23
			March 21, 2022	$0.23
			June 15, 2022	$0.23
			September 20, 2022	$0.23
			December 20, 2022	$0.23
			March 20, 2023	$0.23
			June 15, 2023	$0.23
			September 19, 2023	$0.23
			December 19, 2023	$0.23
			March 18, 2024	$0.23
			June 14, 2024	$0.23
			September 17, 2024	$0.23
			December 17, 2024	$0.23
			March 17, 2025	$0.23
PulteGroup, Inc.	Common shares, par value $0.01 per share	PHM UN	July 1, 2021	$0.14
			October 5, 2021	$0.14
			January 3, 2022	$0.16
			April 4, 2022	$0.16
			July 5, 2022	$0.16
			October 4, 2022	$0.16
			January 3, 2023	$0.18
			April 4, 2023	$0.18
			July 5, 2023	$0.18
			October 3, 2023	$0.18
			January 3, 2024	$0.20
			April 3, 2024	$0.20
			July 3, 2024	$0.20
			October 3, 2024	$0.20
			January 3, 2025	$0.22
			April 3, 2025	$0.22

JPMorgan Structured Investments —	PS-40
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

Dave & Buster's Entertainment, Inc.	Common stock, par value $0.01 per share	PLAY UW	July 9, 2021	$0.16
			November 10, 2021	$0.16
			February 10, 2022	$0.16
			April 11, 2022	$0.17
			July 11, 2022	$0.17
			October 11, 2022	$0.17
			February 10, 2023	$0.17
			April 10, 2023	$0.18
			July 10, 2023	$0.18
			November 10, 2023	$0.18
			February 12, 2024	$0.18
			April 10, 2024	$0.19
			July 10, 2024	$0.19
			November 12, 2024	$0.19
			February 10, 2025	$0.19
Restaurant Brands International Inc.	Common shares, no par value	QSR UN	June 29, 2021	$0.53
			October 1, 2021	$0.53
			January 4, 2022	$0.53
			April 1, 2022	$0.53
			July 5, 2022	$0.53
			October 7, 2022	$0.53
			January 3, 2023	$0.53
			April 6, 2023	$0.53
			July 4, 2023	$0.53
			October 6, 2023	$0.53
			January 2, 2024	$0.53
			April 5, 2024	$0.53
			July 2, 2024	$0.53
			October 4, 2024	$0.53
			January 3, 2025	$0.53
			April 4, 2025	$0.53
Royal Caribbean Cruises LTD	Common stock, par value $0.01 per share	RCL UN	October 12, 2021	$0.33
			January 5, 2022	$0.33
			April 5, 2022	$0.33
			July 5, 2022	$0.33
			October 11, 2022	$0.36
			January 5, 2023	$0.36
			April 5, 2023	$0.36
			July 3, 2023	$0.36
			October 11, 2023	$0.39
			January 5, 2024	$0.39
			April 5, 2024	$0.39
			July 3, 2024	$0.39
			October 11, 2024	$0.42
			January 6, 2025	$0.42

JPMorgan Structured Investments —	PS-41
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

Reynolds Consumer Products Inc.	Common stock, par value $0.001 per share	REYN UW	June 8, 2021	$0.23
			August 31, 2021	$0.25
			November 30, 2021	$0.25
			March 8, 2022	$0.25
			June 7, 2022	$0.25
			August 31, 2022	$0.28
			November 30, 2022	$0.28
			March 7, 2023	$0.28
			June 6, 2023	$0.28
			August 31, 2023	$0.32
			November 30, 2023	$0.32
			March 5, 2024	$0.32
			June 4, 2024	$0.32
			August 30, 2024	$0.36
			November 29, 2024	$0.36
			March 4, 2025	$0.36
Ross Stores, Inc.	Common stock, par value $0.01 per share	ROST UW	June 30, 2021	$0.14
			September 30, 2021	$0.14
			December 31, 2021	$0.14
			March 31, 2022	$0.16
			June 30, 2022	$0.16
			September 30, 2022	$0.16
			December 30, 2022	$0.16
			March 31, 2023	$0.18
			June 30, 2023	$0.18
			September 29, 2023	$0.18
			December 29, 2023	$0.18
			March 28, 2024	$0.20
			June 28, 2024	$0.20
			September 27, 2024	$0.20
			December 31, 2024	$0.20
Starbucks Corporation	Common stock, par value $0.001 per share	SBUX UW	May 21, 2021	$0.45
			August 20, 2021	$0.45
			November 26, 2021	$0.50
			March 4, 2022	$0.50
			May 27, 2022	$0.50
			August 26, 2022	$0.50
			November 25, 2022	$0.55
			March 3, 2023	$0.55
			May 26, 2023	$0.55
			August 25, 2023	$0.55
			November 24, 2023	$0.60
			February 23, 2024	$0.60
			May 24, 2024	$0.60
			August 23, 2024	$0.60
			November 29, 2024	$0.66
			February 27, 2025	$0.66

JPMorgan Structured Investments —	PS-42
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

Constellation Brands, Inc.	Class A common stock, par value $0.01 per share	STZ UN	May 18, 2021	$0.75
			August 24, 2021	$0.75
			November 19, 2021	$0.75
			February 22, 2022	$0.75
			May 24, 2022	$0.75
			August 30, 2022	$0.75
			November 23, 2022	$0.75
			February 21, 2023	$0.75
			May 23, 2023	$0.75
			August 29, 2023	$0.75
			November 24, 2023	$0.75
			February 20, 2024	$0.75
			May 21, 2024	$0.75
			August 27, 2024	$0.75
			November 22, 2024	$0.75
			February 25, 2025	$0.75
Target Corporation	Common stock, par value $0.0833 per share	TGT UN	June 10, 2021	$0.68
			September 10, 2021	$0.70
			December 10, 2021	$0.70
			March 10, 2022	$0.70
			June 10, 2022	$0.70
			September 10, 2022	$0.72
			December 10, 2022	$0.68
			March 10, 2023	$0.68
			June 10, 2023	$0.68
			September 10, 2023	$0.70
			December 10, 2023	$0.70
			March 10, 2024	$0.70
			June 10, 2024	$0.70
			September 10, 2024	$0.72
			December 10, 2024	$0.72
			March 10, 2025	$0.72

JPMorgan Structured Investments —	PS-43
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

The TJX Companies, Inc.	Common stock, par value $1.00 per share	TJX UN	June 3, 2021	$0.26
			September 2, 2021	$0.26
			December 2, 2021	$0.26
			March 3, 2022	$0.26
			June 2, 2022	$0.29
			September 1, 2022	$0.29
			December 1, 2022	$0.29
			March 2, 2023	$0.29
			June 1, 2023	$0.32
			September 7, 2023	$0.32
			December 7, 2023	$0.32
			March 7, 2024	$0.32
			May 30, 2024	$0.35
			September 5, 2024	$0.35
			December 5, 2024	$0.35
			March 6, 2025	$0.35
Tapestry, Inc.	Common stock, par value $0.01 per share	TPR UN	October 4, 2021	$0.20
			December 27, 2021	$0.20
			April 4, 2022	$0.25
			July 5, 2022	$0.25
			October 3, 2022	$0.25
			December 27, 2022	$0.25
			April 3, 2023	$0.30
			July 3, 2023	$0.30
			October 2, 2023	$0.30
			January 2, 2024	$0.30
			April 1, 2024	$0.30
			July 1, 2024	$0.30
			October 1, 2024	$0.30
			December 30, 2024	$0.30
Hostess Brands, Inc.	Class A common stock, par value $0.0001 per share	TWNK UR	N/A	$0
United Airlines Holdings, Inc.	Common stock, par value $0.01 per share	UAL UW	N/A	$0
Uber Technologies, Inc.	Common stock, par value $0.00001 per share	UBER UN	N/A	$0
Ulta Beauty, Inc.	Common stock, par value $0.01 per share	ULTA UW	N/A	$0

JPMorgan Structured Investments —	PS-44
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

Visa Inc.	Class A common stock, par value $0.0001 per share	V UN	June 1, 2021	$0.32
			August 31, 2021	$0.32
			November 30, 2021	$0.36
			March 7, 2022	$0.36
			June 7, 2022	$0.36
			September 6, 2022	$0.36
			December 6, 2022	$0.40
			March 6, 2023	$0.40
			June 6, 2023	$0.40
			September 5, 2023	$0.40
			December 5, 2023	$0.45
			March 4, 2024	$0.45
			June 4, 2024	$0.45
			September 3, 2024	$0.45
			December 3, 2024	$0.50
			March 3, 2025	$0.50
Whirlpool Corporation	Common stock, par value $1.00 per share	WHR UN	June 15, 2021	$1.25
			September 15, 2021	$1.25
			December 15, 2021	$1.30
			March 15, 2022	$1.30
			June 15, 2022	$1.30
			September 15, 2022	$1.30
			December 15, 2022	$1.35
			March 15, 2023	$1.35
			June 15, 2023	$1.35
			September 15, 2023	$1.35
			December 15, 2023	$1.40
			March 15, 2024	$1.40
			June 17, 2024	$1.40
			September 15, 2024	$1.40
			December 15, 2024	$1.45
			March 15, 2025	$1.45

JPMorgan Structured Investments —	PS-45
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks

Wynn Resorts, Limited	Common stock, par value $0.01 per share	WYNN UW	May 25, 2021	$0.50
			August 31, 2021	$0.50
			November 26, 2021	$0.50
			March 1, 2022	$0.50
			May 31, 2022	$0.50
			August 30, 2022	$0.50
			November 25, 2022	$0.50
			February 28, 2023	$0.75
			May 30, 2023	$0.75
			August 29, 2023	$0.75
			November 24, 2023	$0.75
			February 27, 2024	$0.75
			May 30, 2024	$0.75
			August 27, 2024	$0.75
			November 22, 2024	$0.75
			February 25, 2025	$0.75

JPMorgan Structured Investments —	PS-46
Return Notes Linked to the J.P. Morgan Consumer Recovery Basket of 49 Reference Stocks